UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2009

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On June 12, 2009, Hersha Hospitality Trust (the “Company”) and Hersha Hospitality Limited Partnership entered into a sales agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., as sales agent.  In accordance with the Sales Agreement, the Company may offer and sell up to 15,000,000 Class A common shares of beneficial interest (the “Placement Shares”).  Sales of the Placement Shares, if any, may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (including, without limitation, sales made directly on the New York Stock Exchange, or any other existing trading market for the Company’s Class A common shares, or to or through a market maker) and in privately negotiated transactions.  Under the Sales Agreement, Cantor Fitzgerald & Co. will use its commercially reasonable efforts consistent with its normal trading and sales practice to sell the Placement Shares as directed by the Company.  Cantor Fitzgerald & Co. will be entitled to compensation equal to 2.75% of the gross sales price per share for any Placement Shares sold under the Sales Agreement.

The Sales Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1—Sales Agreement, dated June 12, 2009, by and among Hersha Hospitality Trust, Hersha Hospitality Limited Partnership and Cantor Fitzgerald & Co.

8.1—Opinion of Hunton & Williams LLP with respect to tax matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: June 12, 2009	By:	/s/Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Sales Agreement, dated June 12, 2009, by and between Hersha Hospitality Trust, Hersha Hospitality Limited Partnership and Cantor Fitzgerald & Co.

8.1	Opinion of Hunton & Williams LLP with respect to tax matters.